  Exhibit 99.1

Edesa Biotech Reports Fiscal 1st Quarter 2020 Results

TORONTO, ON / ACCESSWIRE / February 13, 2020 / Edesa Biotech, Inc. (Nasdaq: EDSA), a clinical-stage biopharmaceutical company, today reported financial results for the three months ended December 31, 2019 and provided an update on its business.

During the quarter, Edesa expanded an ongoing Phase 2b study of its lead product candidate, EB01, following positive safety data in healthy volunteers. The company is developing EB01 as a monotherapy for patients with chronic allergic contact dermatitis (ACD), a debilitating disease that is frequently caused by allergens present in the workplace. Edesa plans to expand the utility of its anti-inflammatory technology, which forms the basis of EB01, into additional indications, including hemorrhoids disease (HD). The company expects to initiate a proof of concept study in HD later this year. Following the quarter end, in January, the company completed a $4.36 million equity financing, which included significant participation from Edesa’s current institutional investors and insiders.

Dr. Par Nijhawan, Chief Executive Officer of Edesa, said that the company intends to move rapidly to initiate the proof of concept study in HD. “This indication represents a significant expansion and market opportunity for our anti-inflammatory technology platform. We also plan to identify new clinical assets and technologies that fit our strategy of developing new treatments that address unmet medical needs, have large addressable markets and are complementary to the portfolios of larger biopharmaceutical companies.”

Edesa’s Chief Financial Officer, Kathi Niffenegger, reported that expenditures during the quarter reflected increased activity levels in the company’s clinical programs as well public company expenses that Edesa did not incur as a privately held company. “The change in our operational expenses over the comparable period reflect the ongoing transformation of the company and the priority we have placed on advancing our EB01 program, building on our technology platform and delivering on clinical and corporate milestones.”

Financial Results for the Three Months Ended December 31, 2019*

Total revenues for the three months ended December 31, 2019 were $0.11 million, reflecting sale of product inventory obtained in the reverse acquisition completed in June 2019. There were no revenues for the three months ended December 31, 2018.

Total operating expenses increased by $0.80 million to $1.21 million for the three months ended December 31, 2019 compared to $0.41 million for the same period last year:

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Cost of sales and services was less than $0.01 million for the three months ended December 31, 2019, reflecting the sales of product inventory obtained in the reverse acquisition. There were no product sales in the same period last year.

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Research and development expenses increased by $0.27 million to $0.53 million for the three months ended December 31, 2019 compared to $0.26 million for the same period last year. The increase was primarily due to increased external research expenses related to the initiation of clinical studies for the company’s EB01 drug product candidate as well as higher personnel expenses.

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General and administrative expenses increased by $0.53 million to $0.68 million for the three months ended December 31, 2019 compared to $0.15 million for the same period last year. The increase was primarily due to increased salaries and related personnel expenses, increased legal and professional fees, and public company expenses.

For the three months ended December 31, 2019, Edesa reported a net loss of $1.09 million, or $0.15 per basic share, compared to a net loss of $0.36 million, or $0.11 per basic share, for the three months ended December 31, 2018.

* Financial results for any periods ended prior to June 7, 2019 reflect the financials of the company’s subsidiary Edesa Biotech Research, Inc. on a standalone basis.

Working Capital
At December 31, 2019, the company had working capital of $4.12 million. Cash and cash equivalents totaled $4.33 million.

On January 8, 2020, the company closed a registered direct offering of common shares and concurrent private placement of purchase warrants. The company received aggregate gross proceeds in the offering of $4.36 million, before deducting fees to the placement agent and other estimated offering expenses payable by the company. The company intends to use the net proceeds from the financing for general corporate purposes, which may include working capital, capital expenditures, and research and development expenses.

Calendar
Edesa management will be attending the American Contact Dermatitis Society Annual Meeting and Dermatology Innovation Forum, both on March 19, 2020 in Denver, Colorado; and the Bio-Europe Spring 2020 Conference being held March 23-25, 2020 in Paris. Members of the investment or biopharma communities interested in meetings with management can schedule one-on-ones through the conference online systems or by contacting Edesa at investors@edesabiotech.com.

About Edesa Biotech, Inc.

Edesa Biotech, Inc. (Nasdaq: EDSA) is a clinical-stage biopharmaceutical company focused on efficiently developing innovative treatments that address significant unmet medical needs. Edesa’s lead product candidate, EB01, is a novel non-steroidal anti-inflammatory molecule (sPLA2 inhibitor) for the treatment of chronic allergic contact dermatitis which has demonstrated statistically significant improvements in multiple clinical studies. A Phase 2b clinical study of EB01 was initiated in October 2019. Edesa also intends to expand the utility of its sPLA2 inhibitor technology, which forms the basis for EB01, across multiple indications and expand its portfolio with assets that can drive long-term growth opportunities. The company is based in Markham, Ontario, Canada, with U.S. offices in Southern California.

Edesa Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions, including statements related to: the company’s plans to initiate a proof of concept study in HD later this year and its plans to expand its pipeline with new clinical assets and technologies. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include: the ability of Edesa to obtain regulatory approval for or successfully commercialize any of its product candidates, the risk that access to sufficient capital to fund Edesa’s operations may not be available or may be available on terms that are not commercially favorable to Edesa, the risk that Edesa’s product candidates may not be effective against the diseases tested in its clinical trials, the risk that Edesa fails to comply with the terms of license agreements with third parties and as a result loses the right to use key intellectual property in its business, Edesa’s ability to protect its intellectual property and the timing and success of submission, acceptance and approval of regulatory filings. Many of these factors that will determine actual results are beyond the company's ability to control or predict. For a discussion of further risks and uncertainties related to Edesa's business, please refer to Edesa’s public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Edesa assumes no obligation to update such statements.

Contacts
Gary Koppenjan
Edesa Biotech, Inc.
(805) 488-2800 ext. 150
investors@edesabiotech.com

Condensed Interim Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,
	2019	2019

Assets:
Cash, cash equivalents and short-term investments	$4,326,840	$5,030,583
Other current assets	500,365	614,123
Operating lease right-of-use assets	213,848	-
Property and equipment, net	48,309	73,058

Total Assets	$5,089,362	$5,717,764

Liabilities and Shareholders' Equity:
Current liabilities	$704,162	$461,634
Noncurrent liabilities	151,514	$-
Shareholders' equity	4,233,686	5,256,130

Total Liabilities and Shareholders' Equity	$5,089,362	$5,717,764

Condensed Interim Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	December 31, 2019	December 31, 2018

Total Revenues	$107,800	$-

Expenses:
Cost of sales and services	3,778	-
Research and development	527,998	257,391
General and administrative	681,706	148,350
	1,213,482	405,741

Loss from operations	(1,105,682)	(405,741)

Other income (loss)	12,149	40,892
Income tax expense	800	-

Net loss	(1,094,333)	(364,849)

Exchange differences on translation	18,114	17,760

Net loss and comprehensive loss	$(1,076,219)	$(347,089)

Weighted average number of common shares outstanding	7,504,468	3,239,902

Loss per share - basic and diluted	$(0.15)	$(0.11)

Condensed Interim Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	December 31, 2019	December 31, 2018

Cash flows from operating activities:
Net loss	$(1,094,333)	$(364,849)
Adjustments for:
Depreciation and amortization	2,403	412
Straight-line operating lease expense	19,439	-
Cash payments on operating lease	(19,440)	-
Share-based compensation	8,775	11,434
Change in working capital items	293,444	(29,343)

Net cash used in operating activities	(789,712)	(382,346)

Net cash used in investing activities	(477,293)	-

Net cash provided by financing activities	45,000	-

Effect of exchange rate changes on cash and cash equivalents	18,472	19,214

Decrease in cash and cash equivalents during the period	(1,203,533)	(363,132)
Cash and cash equivalents, beginning of period	5,030,583	3,730,230
Cash and cash equivalents, end of period	$3,827,050	$3,367,098